Exhibit 1

$250,000,000

HEALTHCARE REALTY TRUST INCORPORATED

3.75% Senior Notes due 2023

UNDERWRITING AGREEMENT

March 19, 2013

WELLS FARGO SECURITIES, LLC

J.P. MORGAN SECURITIES LLC

As representatives of the several Underwriters

named in Schedule I hereto

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Ladies and Gentlemen:

HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation that has elected to be taxed as a real estate investment trust (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom Wells Fargo Securities, LLC (“Wells Fargo”) and J.P. Morgan Securities LLC (“J.P. Morgan”) are acting as representatives (the “Representatives”), $250,000,000 principal amount of its 3.75% Senior Notes due 2023 (the “Notes”). The Notes will be issued pursuant to an indenture dated as of May 15, 2001, between the Company and Regions Bank, as trustee (the “Trustee”), as supplemented by a fifth supplemental indenture thereto to be dated as of March 26, 2013 (together, the “Indenture”).

The Company confirms as follows its agreement with the Representatives and the several other Underwriters.

1. Purchase and Sale. Subject to the terms and conditions herein set forth and on the basis of the representations, warranties and agreements herein contained, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.529% of the principal amount thereof (plus accrued interest from March 26, 2013, if any), the aggregate principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I hereto. Notwithstanding anything to the contrary herein, the obligations of the Underwriters under this Underwriting Agreement (the “Agreement”) shall be several and not joint.

2. Terms of Offering. The Company understands that the several Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms and conditions set forth in the Prospectus (as defined below). The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

3. Payment and Delivery. Payment for and delivery of the Notes will be made at the offices of Bryan Cave LLP, One Metropolitan Square, 211 North Broadway, Saint Louis, Missouri, 63102 at 10:00 A.M., New York City time, on March 26, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company. The Global Note will be made available for inspection by the Representatives at least 24 hours prior to the Closing Date. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of Notes.

4. Representations, Warranties and Agreements of the Company. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Date:

(i) The Company has carefully prepared, pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) by the Securities and Exchange Commission (the “SEC”), and has filed with the SEC an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act Rules and Regulations on Form S-3 (File No. 333-172368) which was automatically effective upon filing pursuant to Rule 462(e) of the 1933 Act Rules and Regulations, including a base prospectus relating to common stock, common stock warrants, preferred stock and debt securities of the Company (together with the documents incorporated by reference therein, the “Base Prospectus”), for registration of the Notes under the 1933 Act and the offering thereof from time to time in accordance with Rule 415 of the 1933 Act Rules and Regulations. The registration statement was filed with the SEC not earlier than three years prior to the date hereof and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Rules and Regulations has been received by the Company. The Company has provided the Representatives with copies of all correspondence to and from, and all, if any, documents issued to and by, the SEC in connection with the registration statement. The Company has paid or will pay the registration fees for the Notes within the time period required by Rule 456(b)(1)(i) of the 1933 Act Rules and Regulations (without giving effect to the proviso therein) and in any event prior to the Closing Date. The Company and the offering of the Notes in the registration statement meet the requirements for use of Form S-3 under the 1933 Act. At the time of the filing of the Registration Statement, at the time the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c) under the 1933 Act Rules and Regulations) made any offer relating to the Notes in reliance on the exemption in Rule

163 of the 1933 Act Rules and Regulations, at the Applicable Time (as defined below), as of the date of this Agreement, at the Closing Date and any time required by the 1933 Act and the 1933 Act Rules and Regulations: (i) the Company was not and is not an “ineligible issuer,” as defined under Rule 405 of the 1933 Act Rules and Regulations, and (ii) the Company was or is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Rules and Regulations. The documents incorporated by reference in the Base Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Rules and Regulations”) and none of such documents, when they were filed with the SEC, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Disclosure Package or Prospectus (each as defined below), when such documents were or are filed with SEC, conformed or will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such registration statement (and any further registration statements that may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated therein by reference as an exhibit) including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, are referred to herein as the “Registration Statement.” The time at which the Registration Statement became effective is referred to herein as the “Effective Date.” The Company proposes to prepare and file with the SEC, pursuant to Rule 424 under the 1933 Act Rules and Regulations, a supplement to the Base Prospectus (the “Prospectus Supplement”), containing the Base Prospectus and including the documents incorporated by reference, included in the Registration Statement that will describe the issuances of the Notes pursuant to this Agreement, the sale and plan of distribution of the Notes and additional information concerning the Company and its business. The Company may, from time to time, prepare and file with the SEC pursuant to Rule 430, 430A or 430B under the 1933 Act Rules and Regulations a preliminary Prospectus Supplement (each a “Preliminary Prospectus”) containing the Base Prospectus included as part of the Registration Statement, as supplemented by a Preliminary Prospectus, and including the documents incorporated in such Preliminary Prospectus by reference, relating to the Notes. The Preliminary Prospectus relating to the Notes that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus;” such final prospectus, including the final prospectus supplement (containing the Base Prospectus, the final prospectus supplement, and the documents incorporated by reference) relating to the Notes, in the form first filed pursuant to Rule 424(b) under the 1933 Act Rules and Regulations, is hereinafter called the “Prospectus;” and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act Rules and Regulations relating to the Notes is hereinafter called an “Issuer Free Writing Prospectus;” and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Rules and Regulations, complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

For the purposes of this Agreement, the “Applicable Time” is 4:50 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Annex A hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time and the Closing Date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Annex B hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time and the Closing Date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(ii) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Prospectus Supplement, Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus or suspending the qualification or registration of the Notes for offering or sale in any jurisdiction, nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. The Prospectus and each Prospectus Supplement, Preliminary Prospectus or Issuer Free Writing Prospectus, as of the applicable date of issue and the Closing Date, and the Registration Statement and any amendments thereto as of the applicable effective date, contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and neither the Prospectus, nor any Prospectus Supplement, Preliminary Prospectus or Issuer Free Writing Prospectus, at the applicable date of issue and the Closing Date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, any Prospectus Supplement, Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriters by or on behalf of the Representatives expressly for use in the preparation thereof (as provided in this Agreement) or the Trustee’s Statement of Eligibility and Qualification on Form T-1. There is no contract or document required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Issuer Free Writing Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations; no such incorporated document contained or will contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, when read together and with the other information in the Pricing Disclosure Package or the Prospectus, at the time the Registration Statement became effective, at the Applicable Time and at the Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) The Company has full right, power and authority to execute and deliver this Agreement, the Notes and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(iv) This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (the “Exceptions”).

(v) The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Exceptions.

(vi) The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the Exceptions.

(vii) Each Transaction Document conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

(viii) The Company and its “subsidiaries” (as defined in Section 4(a)(xi) hereof) have been duly incorporated or organized and are validly existing as corporations or organizations in good standing under the laws of the states or other jurisdictions in which they are incorporated or organized, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Pricing Disclosure Package and the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company’s obligations under, this Agreement; the Company and its subsidiaries are duly qualified to do business as foreign corporations or organizations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term “Material Adverse Effect” as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries, taken as a whole.

(ix) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would give rise to a Material Adverse Effect, or any development involving a prospective Material Adverse Effect otherwise than as set forth in the Pricing Disclosure Package and the Prospectus and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries which would give rise to a Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Pricing Disclosure Package and the Prospectus.

(x) The issuance and sale of the Notes pursuant to this Agreement and the execution, delivery and performance by the Company of each of the Transaction Documents, and the consummation of the transactions herein or therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or violate any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company’s articles of incorporation or bylaws; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of the Transaction Documents, the issuance and sale of the Notes pursuant to this Agreement or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date, obtained under the 1933 Act, the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Trust Indenture Act”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

(xi) The Company has duly and validly authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Notes has been duly and validly taken prior to the date of this Agreement. Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company. The Company has no subsidiaries or affiliates (collectively, “subsidiaries”) other than those identified in Exhibit 21 to the Company’s last filed Annual Report on Form 10-K (“Exhibit 21”) or as otherwise disclosed in the Company’s organizational chart dated February 28, 2013 (the “Organizational Chart”) provided to the Underwriters prior to the execution of this Agreement. The Company has no Material Subsidiaries (as defined below) other than as set forth on Annex E. The Company owns, directly or indirectly, all of the outstanding capital stock of or other equity interests in each such subsidiary except as set forth in Exhibit 21 or in the Organizational Chart or except where failure to do so would not give rise to a Material Adverse Effect. Other than the subsidiaries referred to above, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or other entity, except as described in the Pricing Disclosure Package and the Prospectus. The outstanding shares of capital stock of or other equity interests in the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and except as set forth in Exhibit 21 or in the Organizational Chart or except where failure to be so owned would not give rise to a Material Adverse Effect, are owned directly or indirectly by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the subsidiaries.

(xii) The statements set forth in the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date of issue and the Closing Date, describing the Notes and the Transaction Documents, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(xiii) Each of the Company and its subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals (“Permits”) from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Pricing Disclosure Package and the Prospectus, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, each of the Company and its subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its subsidiaries has filed all notices, reports, documents or other information (“Notices”) required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

(xiv) All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the

Company or any subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(xv) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Pricing Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect;

(xvi) Except in each case such as would not have a Material Adverse Effect: (a) the Company and its subsidiaries have good and marketable title in fee simple or valid, enforceable leasehold title to all items of real property and good and marketable title to all personal property owned by them or disclosed as owned by them in the Pricing Disclosure Package and the Prospectus, in each case free and clear of all liens, encumbrances, restrictions and defects except such as are described in the Pricing Disclosure Package and the Prospectus; (b) and any property held under lease or sublease by the Company or any of its subsidiaries is held under valid, duly authorized, subsisting and enforceable leases or subleases; (c) the Company and its subsidiaries have title insurance on all real properties described in the Pricing Disclosure Package and the Prospectus as having been financed by them pursuant to a mortgage loan in an amount at least equal to the aggregate principal amount of each such mortgage loan or in an amount at least equal to the aggregate acquisition price paid by the Company or its subsidiaries for such properties and the cost of construction of the improvements located on such properties; and (d) neither the Company nor any of its subsidiaries has any notice or knowledge of any claim of any sort which has been, or may be, asserted by anyone adverse to the Company’s or any of its subsidiaries’ rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company’s or any of its subsidiaries’ rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof. To the knowledge of the Company, no lessee of any portion of any of the properties described in the Pricing Disclosure Package and the Prospectus is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would, individually or in the aggregate, not have a Material Adverse Effect.

(xvii) No labor disturbance exists with the employees of the Company or any of its subsidiaries or, to the Company’s knowledge, is imminent which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its subsidiaries is represented by a union and, to the knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which might, individually or in the aggregate, result in a Material Adverse Effect.

(xviii) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xix) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xx) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its articles of incorporation, by-laws or other organizational documents. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than any such payment required or permitted by applicable law).

(xxi) Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, or to the Company’s knowledge, any person from whom the Company or any of its subsidiaries acquired any of such property, or any lessee, sublessee or operator of any such property or portion thereof is a party, that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or which is required to be disclosed in the Registration Statement or the Pricing Disclosure Package or the Prospectus; to the Company’s knowledge, no such proceedings are threatened or contemplated. Neither the Company nor any of its subsidiaries has, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any such properties, or portion thereof or any previous owner thereof has, received from any governmental authority notice of any material violation of any municipal, state or federal law, rule or regulation (including without limitation any such law, rule or regulation applicable to the health care industry) and including foreign, federal, state or local law or regulation relating to human health or safety or the environment or hazardous substances or materials concerning such properties, or any part thereof which has heretofore been cured, and neither the Company nor any of its subsidiaries knows of any such violation, or any factual basis, occurrence or circumstance that would give rise to a claim under or pursuant to any such laws, rules or regulations which would, in any of the cases set forth in the sentence, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Prospectus, none of the property owned or leased by the Company or any of its subsidiaries is, to the knowledge of the Company, contaminated with any waste or hazardous substances, and neither the Company nor any of its subsidiaries may be deemed an “owner or operator” of a “facility” or “vessel” which owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., except to the extent that it would not have a Material Adverse Effect or a material adverse effect on any Material Subsidiary. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any such property, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting such properties, or any part thereof that would have a Material Adverse Effect, or a material adverse effect on any Material Subsidiary and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect, or a material adverse effect on any Material Subsidiary. No contract or document of a character required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or any document incorporated therein is not so described, filed or incorporated by reference as required.

(xxii) The Company is not and, after giving effect to the offering and sale of the Notes, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiii) The accounting firm which has audited the audited consolidated financial statements of the Company filed with or incorporated by reference in and as a part of the Registration Statement, is an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with or incorporated by reference and as a part of the Registration Statement or the Pricing Disclosure Package or the Prospectus, are accurate in all material respects and present fairly in all material respects the financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly in all material respects the information shown therein. The pro forma financial statements and the related notes thereto included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the SEC’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the 1934 Act Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus include all financial statements and schedules required by Form S-3, the 1933 Act and the 1934 Act. The interactive data in eXtensbile Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus has been prepared and filed with the SEC in accordance with the SEC rules and guidelines applicable thereto including instructions on use of Form S-3.

(xxiv) Except as disclosed in the Pricing Disclosure Package and in the Prospectus, no holder of any security of the Company has any right to require registration of any securities of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any debt securities or the Notes. Except for this Agreement there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes pursuant to this Agreement.

(xxv) The Company has not distributed and, prior to the later to occur of (i) the Closing Date relating to the issuance of the Notes and (ii) completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Prospectus Supplement, Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus relating to such issuance.

(xxvi) (i) The Company is organized and operates in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under Sections 856 and 857 of the Code, (ii) the Company qualified as a REIT for all taxable years prior to 2013, and (iii) the Company’s current method of operation will enable it to meet the requirements for taxation as a REIT under the Code for 2013, and the Company intends to qualify as a REIT for all subsequent years.

(xxvii) Except as described in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has either given or received any communication regarding the termination of, or intent not to renew, any of the leasehold interests of lessees in the Company’s and its subsidiaries’ properties held under lease, any property operating agreement or any other agreement between the Company or its subsidiaries and the operators of its properties or facilities, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or, to the Company’s knowledge, any other party to any such lease, other than as would not have, individually or in the aggregate, a Material Adverse Effect.

(xxviii) Except for the subsidiaries identified on Annex E to this Agreement (“Material Subsidiaries”), none of the subsidiaries of the Company individually consist of more than 1.5%, or in the aggregate consist of more than 10%, of the Company’s (i) net assets, or (ii) revenues for the most recently ended quarterly period for which financial statements are available.

(xxix) There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 related to certifications.

(xxx) Neither the Company nor any subsidiary nor, to the knowledge of the Company, any director, trustee, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxi) The statistical and market and industry-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(xxxii) Since the date of the latest audited financial statements included in the Pricing Disclosure Package, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC.

(xxxiii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the 1934 Act) that comply with the requirements of the 1934 Act; and such disclosure controls and procedures are effective.

(xxxiv) Neither the Company nor any of its subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxv) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Notes and the other transactions related thereto as described in the Pricing Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(xxxvi) The Notes constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company.

(xxxvii) Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Pricing Disclosure Page and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xxxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxix) No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect.

(b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

5. Additional Covenants. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company will timely transmit copies of the Pricing Prospectus and the Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus, as applicable, to the SEC for filing pursuant to Rule 424(b) or Rule 433(d), as applicable, of the 1933 Act Rules and Regulations.

(b) The Company will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Preliminary Prospectus and the Prospectus (including all documents incorporated by reference therein) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; the Company will promptly advise the Representatives of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Notes for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Notes; and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(c) The Company will not file any amendment or supplement to the Registration Statement, the Pricing Prospectus, Prospectus (or any other prospectus relating to the Notes filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) or any Issuer Free Writing Prospectus, and will not file any document under the 1934 Act before the completion of the distribution of the Notes by the Underwriters if the document would be deemed to be incorporated by reference into the Registration Statement or the Pricing Disclosure Package or the Prospectus, of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected or which is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify the Representatives after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Pricing Disclosure Package, Prospectus or Issuer Free Writing Prospectus has been filed.

(d) During the period when the Prospectus relating to any of the Notes is required to be delivered under the 1933 Act by any Underwriter or dealer (or in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Rules and Regulations), the Company will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Notes during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(e) If, during the period when the Prospectus relating to any of the Notes is required to be delivered under the 1933 Act by any Underwriter or dealer (or in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Rules and Regulations), (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Company or the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(f) From time to time as requested by the Representatives and during the period when the Prospectus relating to the Notes is required to be delivered under the 1933 Act by any Underwriter or dealer (or in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Rules and Regulations), the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(g) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to the holders of the Notes, as soon as practicable, an earnings statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of this Agreement.

(h) The Company shall file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Company shall furnish to its security holders annual reports containing financial statements audited by its independent registered public accounting firm and quarterly reports containing financial statements and financial information which may be unaudited. The Company will deliver to the Underwriters at its principal executive office a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Company shall deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Company’s financial statements. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available. For purposes of this paragraph (h), the Company will be deemed to have furnished all required information to the Underwriters to the extent that such information is filed on EDGAR (or any successor to such system), unless any Underwriter reasonably requests copies of such documents.

(i) During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j) The Company will apply the proceeds from the sale of the Notes as set forth in the description under “Use of Proceeds” in the Pricing Prospectus and the Prospectus which description complies and will comply in all respects with the requirements of Item 504 of Regulation S-K.

(k) The Company will promptly provide the Representatives with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Notes under the 1933 Act.

(l) After the date of this Agreement and prior to the Closing Date, the Company will furnish to the Representatives, as soon as they have been prepared, and prior to any filing with the SEC or public disclosure, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m) After the date of this Agreement and prior to the Closing Date, the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the Notes, without the prior written consent of the Representatives.

(n) [Reserved.]

(o) The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management’s authorization, (2) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiaries, (3) access to the assets of the Company and its subsidiaries is permitted only in accordance with management’s authorization, and (4) the recorded accounts of the assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals.

(p) [Reserved.]

(q) [Reserved.]

(r) The Company will use its reasonable best efforts to continue to qualify as a REIT under the Code.

(s) For the fiscal year ended December 31, 2012, the Company retained BDO USA, LLP (“BDO”) as its independent registered public accounting firm. In the course of its audit, BDO reviewed the Company’s test procedures and conducted annual compliance reviews designed to determine the Company’s compliance with REIT provisions of the Code. The Company monitors and maintains appropriate accounting systems and procedures designed to determined compliance with the REIT provisions of the Code. For the 2013 fiscal year, the Company has engaged BDO to prepare an audit, including a review of the Company’s test procedures and to conduct annual compliance reviews designed to determine the Company’s compliance with REIT provisions of the Code. The Company will continue to monitor and maintain appropriate accounting systems and procedures designed to determined compliance with the REIT provisions of the Code.

(t) Continuing through the Closing Date the Company agrees to give, and will cause each of its subsidiaries to give, and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, the Underwriters and counsel to the Underwriters and their respective authorized representatives reasonable access to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company or its subsidiaries, will permit the foregoing to make such reasonable inspections as they may require or would be appropriate in fulfilling any due diligence or other obligations as provided by law and will cause its officers to furnish to the Underwriters with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as the Underwriters may from time to time reasonably request.

(u) During the period beginning from the date of this Agreement and continuing through the Closing Date, the Company agrees not to, and to use its reasonable best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any security of the Company, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Notes other than pursuant to this Agreement or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(v) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(w) If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, by the Applicable Time, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Notes. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Notes, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the SEC an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(x) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act Rules and Regulations; any such free writing prospectus the use of which has been consented to by the Representatives is listed on Schedule II hereto.

(y) The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act Rules and Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the 1933 Act Rules and Regulations to avoid a requirement to file with the SEC any electronic road show.

(z) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder to purchase the Notes on the Closing Date shall be subject to the accuracy as of the date hereof, and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not previously become effective, the Registration Statement and all post-effective amendments thereto shall have become effective not later than 11:00 P.M., New York City time, on the date of this Agreement, or at such later date and time as may be approved by the Underwriters. All material required to be filed by the

Company pursuant to Rule 433(d) under the 1933 Act Rules and Regulations shall have been filed with the SEC within the applicable time period prescribed for such filing by Rule 433 under the 1933 Act Rules and Regulations. All filings required by Rule 424, Rule 430A and Rule 430B of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) No Underwriter shall have advised the Company on or prior to the Closing Date, that the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) On the Closing Date, the Representatives shall have received one or more opinions of counsel for the Company, addressed to the Representatives and dated the Closing Date, in substantially the form of Annex D and such other opinions of counsel in form and substance satisfactory to the Representatives.

In rendering the opinions, such counsel may rely, (1) as to matters involving laws of any jurisdiction other than New York or the United States, upon opinions addressed to the Underwriters of other counsel satisfactory to it and Bryan Cave LLP, and (2) as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company, provided, in either case, that such counsel shall state in their opinion that they and the Underwriters are justified in relying thereon.

Such counsel shall also confirm that during the preparation of the Registration Statement, Pricing Disclosure Package, and the Prospectus, such counsel participated in conferences with officers and representatives of the Company and its independent registered public accounting firm, at which conferences the contents of the Registration Statement, Pricing Disclosure Package, and the Prospectus including all documents filed under the 1934 Act and deemed incorporated by reference therein were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in light of such counsel’s understanding of applicable law and the experience gained by such counsel through their practice thereunder, without such counsel assuming responsibility for the accuracy and completeness of such statements except to the extent expressly provided above, such counsel shall confirm that nothing came to their attention that would lead them to believe that either the Registration Statement (including any document filed under the 1934 Act and deemed incorporated by reference therein), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, or the Prospectus or any amendment or supplement thereto (including any document filed under the 1934 Act and deemed incorporated by reference therein) as of its respective issue date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules or other financial or statistical information derived therefrom and included in or incorporated by reference into or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Issuer Free Writing Prospectus, including, without limitation, financial or statistical information provided in XBRL, as to which such counsel need express no opinion) or that, as of the Applicable Time or such Closing Date, as the case may be, any of the Registration Statement, the Pricing Disclosure Package, or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Applicable Time or such Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules or other financial or statistical information derived therefrom and included in or incorporated by reference into or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus, including, without limitation, financial or statistical information provided in XBRL as to which such counsel need express no opinion).

(d) The Representatives shall have received on the Closing Date, from Bryan Cave LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date with respect to such matters as the Representatives may reasonably require; and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(e) On the date of this Agreement and on the Closing Date, the Representatives shall have received from the Company’s independent registered public accounting firm, a letter or letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to the Representatives, confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1933 Act Rules and Regulations, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information, including any pro forma financial information, relating to the Company contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(f) Except as contemplated in the Pricing Disclosure Package (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from (a) fire, explosion, flood or other calamity (including, without limitation, natural disasters), whether or not covered by insurance, or (b) from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Company and its subsidiaries or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material or adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Prospectus.

(g) There shall not have occurred any of the following: (i) a general moratorium on commercial banking activities declared by either federal or any state authorities, or a material disruption in clearance or settlement systems; (ii) the outbreak or escalation of hostilities or escalation of acts of terrorism involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Notes in the manner contemplated in the Prospectus; (iii) a suspension or material limitation in trading in the Company’s securities, or in securities generally, on the NYSE; (iv) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Notes in the manner contemplated in the Prospectus; or (v) any downgrading in the rating of any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined by the SEC for purposes of Rule 436 under the 1933 Act) or any public announcement that any such organization has under surveillance or review its ratings on any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that its rating of any such debt securities has been placed on negative outlook.

(h) The Representatives shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, stating that:

(i) the condition set forth in Section 6(a) has been fully satisfied;

(ii) they have carefully examined the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that the Registration Statement or the Pricing Disclosure Package, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Applicable Time, the Pricing Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) The Company’s Chief Executive Officer and Chief Financial Officer are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act Rules and Regulations) and have (a) designed such disclosure controls and procedures, or caused such disclosure controls to be designed under their supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the periods in which the Pricing Prospectus and Prospectus were being prepared, (b) evaluated the effectiveness of the Company’s disclosure controls and procedures, and (c) has timely disclosed in the Pricing Disclosure Package and Prospectus any changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(iv) since the date of this Agreement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus which has not been so set forth and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Pricing Disclosure Package or the Prospectus that has not been so filed;

(v) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company;

(vi) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(vii) except as disclosed in the Pricing Disclosure Package, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such subsidiary; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development involving or which may reasonably be expected to result in a Material Adverse Effect; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock;

(viii) the Company is in compliance, both prior to and after giving effect to the transactions contemplated hereby, with the financial covenants set forth in the Company’s credit agreement and other agreements and instruments respecting outstanding indebtedness of the Company and its subsidiaries; and

(ix) covering such other matters as the Representatives may reasonably request.

(i) The Company and the Trustee shall have executed and delivered the fifth supplemental indenture.

(j) The Company shall have furnished to the Representatives at the Closing Date such further information, opinions, certificates, letters and documents as the Representatives may have reasonably requested.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and to Bryan Cave LLP, counsel for the Underwriters. The Company will furnish the Representatives with such signed and conformed copies of such opinions, certificates, letters and documents as the Representatives may request.

If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date or waived by the Representatives in writing, this Agreement may be terminated by the Representatives on notice to the Company.

7. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless the Underwriters, its affiliates, directors, officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, damages, claims, expenses or liabilities, joint or several, to which the Underwriters may become subject, under the 1933 Act or otherwise, insofar as such losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus or the Prospectus or in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Notes under the securities laws thereof (the “Blue Sky Application”), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or an untrue statement or alleged untrue statement of a material fact contained in any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus, the Prospectus or any other prospectus relating to the Notes or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company); provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Notes, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by the Representatives, expressly for use in the preparation thereof.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, its employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, damages, claims, expenses or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Notes, or any amendment or supplement thereto, or any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Notes, or any such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by the Representatives, expressly for use in the preparation thereof, and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Underwriters.

(c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnifying party as a result of the losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

(g) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8. Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any Underwriter, the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Notes hereunder.

9. Substitution of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for another Underwriter or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to the Representatives to purchase such Notes on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the Representatives that it has so arranged for the purchase of such Notes, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters made by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of the Notes which such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters made by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of the Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all of the Notes, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Notes of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Termination. This Agreement may be terminated by the Representatives at any time at or prior to the Closing Date by notice to the Company if any condition specified in Section 6 hereof shall not have been satisfied on or prior to such Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof. If the Representatives terminate this Agreement as provided in Section 10, they shall notify the Company by telephone or telegram, confirmed in writing as provided in Section 12.

11. Costs and Expenses. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, will bear and pay the costs and expenses incident to the registration of the Notes and public offering thereof, including, without limitation, (a) all expenses (including transfer taxes) incurred in connection with the delivery to the Underwriters of the Notes, the filing fees of the SEC, the fees and expenses of the Company’s counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Prospectus Supplement, Preliminary Prospectus, the Pricing Disclosure Package, Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement and other underwriting documents and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents to the Underwriters, (d) the registration or qualification of the Notes for offering and sale under the securities laws of the various states and other jurisdictions, including the reasonable fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) all printing and engraving costs related to preparation of the certificates for the Notes, including transfer agent and registrar fees, (f) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Notes, (g) the approval of the Notes by DTC for “book-entry” transfer, (h) any fees charged by rating agencies for rating the Notes, (j) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties) and (i) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Notes; provided, that the Underwriters will bear and pay the fees and expenses of the Underwriters’ counsel (except as specifically provided in this Section 11), the Underwriters’ out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Notes; provided further, however, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Representatives, if (a) the Company shall fail to tender the Notes for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Notes for any reason permitted under Section 6 of this Agreement, except that the Company shall not be obligated for such reimbursement if the Underwriters decline to purchase the Notes for any of the reasons specified in Sections 6(f)(i)(a), 6(g)(i), 6(g)(ii), 6(g)(iii) (but only to the extent of a suspension or material limitation on trading of securities generally on the NYSE), 6(g)(iv) and 6(g)(v).

12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Representatives c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, fax: 704-410-0326, and J.P. Morgan Securities LLC, 383 Madison Avenue, NYC 10179, Attention: Investment Grade Syndicate Desk–3rd floor, fax: 212-834-6081, with a copy to Bryan Cave LLP, attention: J. Mark Klamer and William L. Cole, facsimile number (314) 552-8134 and (314) 552-8711, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 3310 West End Avenue, Suite 700, Nashville, TN 37203, attention: General Counsel, facsimile number (615) 463-7739, with a copy to Waller Lansden Dortch & Davis, LLP, Attention: James H. Nixon III and David R. Clay, facsimile number (615) 244-6804.

13. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the plan for use of, any “free writing prospectus,” as defined in Rule 405 of the 1933 Act Rules and Regulations other than (i) any free writing prospectus listed on Schedule II hereto above, (ii) any free writing prospectus prepared by such Underwriter and approved by the Company, or (iii) a free writing prospectus that, solely as a result of use by the Underwriter, would not trigger an obligation to file such free writing prospectus with the SEC pursuant to Rule 433 of the 1933 Act Rules and Regulations.

14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and, to the extent provided in Sections 7 and 9, the officers and directors of the Company and each person who controls the Company or the Underwriters and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Notes from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

In all dealings hereunder, the Representatives shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by the Representatives as if the same shall have been made or given in writing by the Underwriters.

15. Information Furnished by Underwriters. There are no statements in the Prospectus Supplement that constitute information furnished by or on behalf of the Underwriters as such information is referred to in Section 4(a)(ii) and Section 7 hereof.

16. Status of Parties. The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

19. Time of Essence. Time shall be of the essence in this Agreement.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriters.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ David R. Emery
Name:	David R. Emery
Title:	Chairman of the Board and Chief Executive Officer

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Title: Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Title: Director

For themselves and as Representatives of the

other Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Aggregate Principal Amount of the Notes
J.P. Morgan Securities LLC	$62,500,000
Wells Fargo Securities, LLC	$62,500,000
Credit Agricole Securities (USA) Inc.	$62,500,000
Barclays Capital Inc.	$12,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$12,500,000
U.S. Bancorp Investments, Inc.	$7,500,000
Fifth Third Securities, Inc.	$7,500,000
BMO Capital Markets Corp.	$4,375,000
Scotia Capital (USA) Inc.	$4,375,000
PNC Capital Markets LLC	$4,375,000
RBC Capital Markets, LLC	$4,375,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$2,500,000
Regions Securities LLC	$2,500,000

Total	$250,000,000

SCHEDULE II

Free Writing Prospectus

Reference is made to that certain set of slides that was first available to investors on March 19, 2013.

Term Sheet filed with the SEC on March 19, 2013

ANNEX A

Pricing Disclosure Package

Preliminary Prospectus Supplement dated March 19, 2013 and filed with the SEC on March 19, 2013.

Reference is made to that certain set of slides that was first available to investors on March 19, 2013.

Term Sheet filed with the SEC on March 19, 2013.

ANNEX B

Issuer Free Writing Prospectus

Reference is made to that certain set of slides that was first available to investors on March 19, 2013.

Term Sheet filed with the SEC on March 19, 2013.

ANNEX C

[Reserved]

ANNEX D

[March     ], 2013

WELLS FARGO SECURITIES, LLC

J.P. MORGAN SECURITIES LLC

As representatives of the several Underwriters

named in Schedule I hereto

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Re:	Healthcare Realty Trust Incorporated

Ladies and Gentlemen:

We have acted as special tax counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the “Company”), in connection with the offering and sale of [$—,000,000] aggregate principal amount of [    %] Senior Notes due 2023, of the Company (the “Offering”). The Offering is described more fully in the prospectus supplement dated [March     ], 2013 (the “Prospectus Supplement”) and the accompanying prospectus dated February 18, 2011 (together with the Prospectus Supplement, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (Reg. No. 333-172368) (the “Registration Statement”). This opinion letter is being delivered to you in connection with Section 6(c) of the Underwriting Agreement dated [March     ], 2013 (the “Underwriting Agreement”), by and among the Company and the several underwriters named in the Underwriting Agreement for whom Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as representatives.

We are required by IRS Circular 230 to inform you that this opinion letter was not intended or written to be used, and it cannot be used, nor relied upon, by any taxpayer, including, without limitation, you or the Company, for the purpose of avoiding any penalties that may be imposed under federal tax law. This opinion letter was written to support the promotion or marketing of the transactions or matters addressed herein. Each taxpayer should seek advice based on its particular circumstances from an independent tax advisor.

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the opinions expressed herein, we have examined and relied on the Registration Statement (including the Prospectus) and such other documents and information provided to us by the Company as we have deemed necessary or appropriate to enable us to render the opinions expressed below. Additionally, we have relied upon the Company’s certificate dated March __, 2013 (the “Certificate”), setting forth certain factual representations of the Company, including, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Certificate) may adversely affect the conclusions stated herein.

In our examination of the foregoing documents, we have assumed, with your consent, that as of the date hereof,(i) all of the representations and statements set forth in the documents (including, without limitation, the Certificate) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms; (ii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; (iii) the Company at all times will operate in accordance with its past and proposed method of operation as described in its filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended and as described in the Certificate; (iv) the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland; and (v) any “Excess Shares” (defined in the Company’s Second Articles of Amendment and Restatement to be shares of a value exceeding 9.9% in value of the outstanding shares of the Company) held or deemed held by any person (pursuant to applicable rules of attribution) are deemed to have no value or voting rights.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that commencing with the Company’s taxable year ended December 31, 1993 and through the Company’s taxable year ended December 31, 2012, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“ REIT”) under the Code, and its current method of operation as described in the Registration Statement (including the Prospectus) and the Certificate has enabled it, and its proposed method of operation will continue to enable it, to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and subsequent taxable years.

We also hereby confirm the statements made under the captions “U.S. Federal Income Tax Considerations” in the Prospectus, and in the Company’s Current Report on Form 8-K filed on March 15, 2013, incorporated by reference therein, insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents,

changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification and taxation as a REIT under the Code depends upon the ability of the Company to meet for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as special tax counsel and nothing has come to our attention which calls into question the accuracy of the facts referred to herein or the representations set forth in the Certificate, we have not undertaken an independent investigation of all of the facts referred to in this opinion letter or the Certificate.

This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared for your use in connection with the Offering, and speaks as of the date hereof. This opinion letter may not be relied upon by any person other than you or for any other purpose without our prior written consent. We assume no obligation by reason of this opinion letter to advise you of any changes in our opinions subsequent to the delivery of this opinion letter but agree to do so from time to time upon specific request from you for an update or confirmation.

Very truly yours,

ANNEX E

Material Subsidiaries

Clive Wellness Campus Building One, LLC

HR-Pima, LLC

HR MAC II, LLC

HR Acquisition I Corporation

HR Acquisition of Pennsylvania, Inc.

HR Acquisition of San Antonio, Ltd.

HR Lowry Medical Center SPE, LLC

HR of Briargate, LLC

HR of Carolinas, LLC

HR of Indiana, LLC

HR of Iowa, LLC

HR of Los Angeles, Ltd.

HR St. Francis MOB I SPE, LLC

HR St. Mary’s NW MOB SPE, LLC

HR St. Mary’s South MOB SPE, LLC

HR West Des Moines SPE, LLC

HRT of Illinois, Inc.

HRT of Roanoke, Inc.

HRT of Tennessee, Inc.

HRT Properties of Texas, Ltd.

Lakewood MOB, LLC

Pennsylvania HRT, Inc.

Roseburg Surgery Center, LLC

Stevens Pavilion LLC

Yakima Valley Subsidiary LLC

43